UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 1, 2017

Global Brokerage, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34986	27-3268672
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

55 Water Street, FL 50 New York, NY, 10041

(Address of Principal Executive Offices) (Zip Code)

(212) 897-7660

 (Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02    Termination of a Material Definitive Agreement

On October 1, 2017, the Management Agreement entered into by and between FXCM Group, LLC (“Group”), and Global Brokerage Holdings, LLC (“Holdings”) dated as of September 1, 2016, as amended (the “Management Agreement”) was terminated by the Lead Member Holders of Group (as defined in the Amended and Restated Limited Liability Company Agreement of FXCM Group, LLC (the “LLC Agreement”)) pursuant to the terms of the LLC Agreement.

None of Global Brokerage, Inc. (the “Company”), Group, or Holdings shall incur any early termination penalties as a result of the termination of the Management Agreement.

A summary of the material terms of the Management Agreement were included in the Company’s Annual Report on Form 10-K filed on March 20, 2017 (the “2017 10-K”), which is qualified in its entirety by reference to the full text of the Management Agreement (filed as Exhibit 10.3 to our Current Report on Form 8-K (File No. 001-34986) filed with the SEC on September 8, 2016 and as Exhibit 10.39 to our 2017 10-K, each incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BROKERAGE INC.

By:	/s/David S. Sassoon
	Name:	David S. Sassoon
	Title:	General Counsel

Date:  October 2, 2017